Sub-Item 77Q1(a): Copies of Material Amendments to the Trust’s Declaration of Trust or By-laws
Amended Schedule A dated April 8, 2015 to the Amended and Restated Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 12 to the Trust’s registration statement on Form N-1A filed with the Securities and Exchange Commission on April 10, 2015 (Accession No. 0001193125-15-126287).
Amended Schedule A dated May 18, 2015 to the Amended and Restated Declaration of Trust dated April 16, 2013 is incorporated herein by reference to Exhibit (a)(2) to Post-Effective Amendment No. 17 to the Trust’s registration statement on Form N-1A filed with the Securities and Exchange Commission on May 18, 2015 (Accession No. 0001193125-15-191165).